Exhibit 10.29

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the "First Amendment") is dated as of this 26th day of September, 2014, between ULTRATEC, INC., a Wisconsin corporation ("Landlord") and EXACT SCIENCES CORPORATION, a Delaware Corporation ("Tenant").

RECITALS

Landlord and Tenant acknowledge the following:

A.Landlord and Tenant entered into a Lease Agreement dated April 16, 2014 (the "Lease") for 10,137 square feet of space (the "Original Premises") on the 5th floor of the Building located at 5801 Research Park Blvd., Madison, WI.

B.Landlord and Tenant have reached agreement on the expansion of the Original Premises to add the remainder of the 5th floor of the Building (the "Expansion Area"), and plans for Tenant Improvements to be constructed by Tenant in the Expansion Area.

C.The parties desire to modify certain other provisions of the Lease as set forth below.

AGREEMENTS

In consideration of the Recitals and the mutual agreements which follow, Landlord and Tenant agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Lease.

2.The effective date of this First Amendment (the "Effective Date") is October 1, 2014.  The provisions of this First Amendment shall take effect on the Effective Date.

3.Section 1.01 of the Lease is deleted in its entirety and restated to read as follows:

Section 1.01.   Leased Premises.  Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, on the terms and provisions and subject to the conditions hereinafter set forth in this Lease, Suite 500, 5801 Research Park Blvd., Madison, Wisconsin 53719, as shown on the attached floor plan (Exhibit A), consisting of 22,475 square feet of rentable square feet (21,203 usable square feet plus a 6% load factor) on the 5th floor of the Building (the “Leased Premises”).  The building in which the Leased Premises are located (the "Building") contains approximately 113,500 square feet and is located on the property described in Exhibit B.  The Building and the property on which it is located are referred to herein as "Landlord's Property".  Tenant shall also have a non-exclusive right, subject to the provisions hereof, to use all appurtenances to the Leased Premises designated by Landlord from time to time for use in common by other tenants of the Building in accordance with the provisions of Article V, subject to the rights of Landlord under Section 5.01.  Landlord has determined the rentable area of the Building and the Leased Premises substantially in accordance with ANSI/BOMA 1996 “Standard Method for Measuring Floor area in Office Buildings” (the “BOMA Standards”). Landlord agrees to cap the BOMA load factor at 6%. If at any time Landlord determines, substantially in accordance with BOMA Standards, that the rentable area of the Leased Premises or Building differs from the rentable area specified in this section, Landlord and Tenant will amend this Lease accordingly; provided, however, that any such amendment will operate prospectively only. Landlord and Tenant will not make any retroactive adjustments to Base Rent or any other payments on account of any difference between the rentable area of the Leased Premises or Building specified in this section and the rentable area of the Leased Premises or Building as may be determined after the date of this Lease.

In the event Landlord elects to expand the Building, Landlord shall have the option to remove from the Leased Premises the Exit Vestibule depicted on Exhibit A, consisting of 142 rentable square feet (the “Exit Vestibule”).  Landlord may exercise this option by written notice (the "Removal Option Notice") to Tenant given at least thirty (30) days in advance of the removal, provided Landlord shall be responsible for all costs related to such removal, including but not limited to the cost of any improvements or alterations required to partition the Exit Vestibule from the Leased Premises.  The Removal Option Notice shall specify the date on which the Exit Vestibule shall be removed from the Leased Premises, at which time Tenant's obligation to pay Base Rent after the removal shall be adjusted to reflect the removal and thereafter the Exit Vestibule shall be excluded from the Leased Premises for all purposes under this Lease.

At all times during the Term of the Lease, Landlord shall provide Tenant with access to the Building and the Leased Premises twenty-four (24) hours a day, seven (7) days a week.

4.Section 1.02 of the Lease is amended by the addition of the following language:

The term of the Lease for the Expansion Area shall commence on the Effective Date and shall end on October 31, 2015, unless sooner terminated as herein provided.

5.Section 1.03 of the Lease is deleted in its entirety and restated to read as follows:

Section 1.03.  Option to Extend.  Tenant shall have the option to extend the Initial Term for one (1) additional term of twelve (12) months (the "Extension Period"), provided that Tenant gives Landlord notice in writing of the exercise of this option not less than one hundred eighty (180) days prior to the end of the Initial Term of this Lease, and provided further that an Event of Default by Tenant does not exist under this Lease.  In the event the Lease is extended under this section, all of the terms, covenants and conditions of this Lease shall continue to apply during the Extension Period, except that Base Rent shall be adjusted as provided in Section 1.05.

6.Subsection 1.05(a) of the Lease is amended by the addition of the following language:

(a)On the Effective Date, the monthly installments of Base Rent for the Leased Premises shall increase to Thirty-Three Thousand Seven Hundred Twelve and 50/100 Dollars ($33,712.50).

7.The last sentence of Section 2.01 is hereby deleted from the Lease.

8.The first paragraph of Section 4.06 of the Lease is deleted in its entirety and restated to read as follows:

Section 4.06.  Surrender.  On the last day of the Term of this Lease, or upon the sooner termination thereof, Tenant shall peaceably and quietly surrender the Leased Premises and all improvements thereon in good order, condition and repair, reasonable wear and tear, casualty and damage caused by Landlord or Landlord's agents, employees or contractors excepted.  Alterations, additions, improvements and fixtures (other than trade fixtures) which may be made or installed by Tenant upon the Leased Premises shall remain the property of Landlord and shall remain upon and be surrendered with the Leased Premises as a part thereof, without disturbance, molestation or injury at the termination of the Term of this Lease, whether by the lapse of time or otherwise, all without compensation or credit to Tenant.    At any time prior to surrender of the Leased Premises the Tenant may remove all trade fixtures, personal property, equipment, wiring, cabling and signs paid for and installed by Tenant.  Any property not so removed shall be deemed abandoned and shall become the property of Landlord; provided, that the Landlord shall have the option to effect said removals and Tenant shall pay Landlord, on demand, the cost thereof, with interest at the rate of ten (10%) percent per annum from the date of such demand by Landlord, or the prime interest rate established by the U.S. Bank, N.A., Madison, Wisconsin, or its successors or assigns, whichever is higher.

9.All references in the Lease to the Communications Room are deleted effective as of the Effective Date.

10.Final Plans for the Tenant's Improvements to the Expansion Area are described on Exhibit C attached hereto and have been approved by Landlord and Tenant.

11.Except as amended by this First Amendment, all other terms and conditions of the Lease shall remain in full force and effect and are not modified by this First Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, Landlord and Tenant have executed this First Amendment as of the day, month and year first above written.

LANDLORD: ULTRATEC, INC.

BY:	/s/ Susan L. Engelke
Susan L. Engelke, Executive Vice President

TENANT: EXACT SCIENCES CORPORATION

BY:	/s/ William Megan
Name:	William Megan
Title:	SVP Finance